UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2012

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Deutsche Bank Trust Company Americas Trust & Securities Services — GDS 60 Wall Street 27th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Changes in Registrant’s Certifying Accountant

(a)           On February 10, 2012, Wipfli LLP (“Wipfli”) resigned as the Trust’s independent registered public accounting firm.  Wipfli previously announced on January 6, 2012, that it is planning to merge with Eide Bailly, LLP (“Eide Bailly”).  In connection with the announcement, Wipfli informed the Trustees that it would be combining operations with Eide Bailly and that the two firms would operate as a single firm effective on June 1, 2012 under the name EB Wipfli, pending regulatory approval.  Eide Bailly currently serves as a third-party consultant to Mesabi Trust and, in that capacity, performs certain non-audit services, including, but not limited to, preparation of Mesabi Trust’s annual and quarterly financial statements.  The Trustees of Mesabi Trust intend to engage EB Wipfli to perform non-audit services for Mesabi Trust.

Wipfli’s reports on the financial statements for Mesabi Trust’s fiscal years ended January 31, 2011, January 31, 2010, and the interim financial statements, did not contain any adverse opinion or a disclaimer of opinion.  The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Mesabi Trust had no disagreements with Wipfli during the two most recent fiscal years, or during the subsequent interim period preceding the resignation, on any matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Wipfli, would have caused Wipfli to make reference to the subject matter of such disagreement(s) in connection with its report.  Wipfli has advised Mesabi Trust that it will continue to reissue prior opinions or provide consents to Mesabi Trust for the use of prior opinions.

Mesabi Trust provided Wipfli with a copy of the disclosures made in response to Item 304(a) of Regulation S-K and an opportunity to furnish Mesabi Trust with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the expression of Mesabi Trust’s views, or the respects in which it does not agree with the statements made by Mesabi Trust herein.  Wipfli has advised Mesabi Trust that it has reviewed this filing and agrees with the responses.  Wipfli has provided a letter addressed to the SEC in response to Item 304(a)(3) of Regulation S-K annexed hereto as Exhibit 16.1.

(b)           On February 10, 2012, Mesabi Trust engaged Baker Tilly Virchow Krause, LLP (“Baker Tilly”), as its principal independent registered public accountant to audit Mesabi Trust’s financial statements.  During Mesabi Trust’s fiscal years ended January 31, 2011 and January 31, 2010, and in the subsequent interim periods preceding the resignation of Wipfli, Mesabi Trust did not engage Baker Tilly as an accountant.  Mesabi Trust did not consult Baker Tilly on the application of accounting principles to a specific transaction, completed or proposed.  Baker Tilly did not provide any written or oral advice that was an important factor considered by the Trust in reaching a decision as to any such accounting, auditing or financial reporting issue.  Mesabi Trust did not, nor did it have occasion to, consult with Baker Tilly with respect to any matter that was subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Mesabi Trust has provided Baker Tilly with a copy of the disclosures contained herein and provided Baker Tilly with an opportunity to furnish Mesabi Trust with a letter addressed to the SEC containing any new information, clarification of Mesabi Trust’s expression of its views, or the respects in which it does not agree with the statements made by Mesabi Trust herein. Baker Tilly has advised Mesabi Trust that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits.

(d)   Exhibits

16.1                        Wipfli LLP Letter dated February 14, 2012 addressed to the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Jeffrey Schoenfeld
Jeffrey Schoenfeld
Associate
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

Dated:   February 14, 2012